As filed with the Securities and Exchange Commission on March 19, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-3231686
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3311 East Old Shakopee Road

Minneapolis, Minnesota

55425

(952) 853-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David D. Ossip

Chief Executive Officer

3311 East Old Shakopee Road

Minneapolis, Minnesota

55425

(952) 853-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Scott A. Kitching, Esq. Executive Vice President, General Counsel and Assistant Secretary 3311 East Old Shakopee Road Minneapolis, Minnesota 55425 (952) 853-8100	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200 (Phone) (212) 751-4864 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    Registration No. 333-230329.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)(3)
Common stock, $0.01 par value per share	2,300,000	$50.50	$116,150,000	$14,077.38

(1)

This amount is in addition to the 12,650,000 shares of common stock registered under the registration statement originally declared effective on March 19, 2019 (File No. 333-230329) and includes shares of common stock that may be purchased by the underwriters upon exercise of their option to purchase additional shares of common stock.

(2)	Based on the public offering price.
(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-230329), originally filed on March 15, 2019, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on March 19, 2019. The Prior Registration Statement is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to the Prior Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 19, 2019.

CERIDIAN HCM HOLDING INC.

By:	/s/ David D. Ossip
Name:	David D. Ossip
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 19, 2019.

Signature	Title

/s/ David D. Ossip David D. Ossip	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Arthur Gitajn Arthur Gitajn	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Brent B. Bickett	Director

* Ronald F. Clarke	Director

* William P. Foley, II	Director

* Thomas M. Hagerty	Director

* Ganesh B. Rao	Director

* Andrea S. Rosen	Director

* Gerald C. Throop	Director

*By:	/s/ William E. McDonald
William E. McDonald Attorney-in-fact

4